                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                           OPNET TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
    Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                           OPNET TECHNOLOGIES, INC.
                             7255 WOODMONT AVENUE
                           BETHESDA, MARYLAND 20814

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 11, 2001

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPNET Technologies, Inc. (the "Company") will be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 11, 2001 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

  1. To elect one Class I director for a three-year term extending until the 2004 Annual Meeting of Stockholders;

  2. To approve an amendment and restatement of the Company's 2000 Stock Incentive Plan to increase the total number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to 3,792,061 shares, subject to adjustment as provided therein, and to provide that the maximum number of shares with respect to which awards may be granted to any participant thereunder may not exceed 300,000 shares per calendar year, and to approve the continuance of the 2000 Stock Incentive Plan, as so amended and restated;

  3. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

  4. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

   Holders of record of the Company's Common Stock at the close of business on July 19, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814 and will be available at the Annual Meeting.

   A copy of the Company's Annual Report for the year ended March 31, 2001, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                         By Order of the Board of Directors,

                                         Marc A. Cohen
                                         Chairman of the Board, Chief
                                          Executive
                                         Officer and Secretary

Bethesda, Maryland
July 26, 2001

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            OPNET TECHNOLOGIES, INC.
                              7255 WOODMONT AVENUE
                            BETHESDA, MARYLAND 20814

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 11, 2001

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of OPNET Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on September 11, 2001 and at any adjournments thereof (the "Annual Meeting").

   All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

   The Board of Directors has fixed July 19, 2001 as the record date (the "Record Date") for determining holders of the Company's Common Stock, $.001 par value per share (the "Common Stock"), who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote an aggregate of 18,920,826 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report for the year ended March 31, 2001 are first being sent or given to stockholders on or about July 26, 2001.

Votes Required

   The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

   The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class I director. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required (i) to approve the amendment and restatement and the continuance of the Company's 2000 Stock Incentive Plan and (ii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the approval of the amendment and restatement and the continuance of the 2000 Stock Incentive Plan and the ratification of the appointment of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 19, 2001 by:

  . each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

  .  the directors and the nominee for director of the Company;

  . each of the executive officers named in the Summary Compensation Table set forth under the heading "Compensation of Executive Officers" below; and

  . all executive officers, directors and the nominee for director of the Company as a group.

   Except as set forth herein, the business address of the named beneficial owner is c/o OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland 20814 and each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

                                              NUMBER OF SHARES
              BENEFICIAL OWNER             BENEFICIALLY OWNED (1) PERCENT OWNED
              ----------------             ---------------------- -------------
   Marc A. Cohen (2)......................       3,205,755            16.9%
   Alain J. Cohen (3).....................       5,233,250            27.6
   George M. Cathey (4)...................         217,500             1.1
   Joseph F. Greeves (5)..................          67,627              *
   Pradeep K. Singh (6)...................          88,375              *
   Bruce R. Evans.........................             --              --
   Steven G. Finn (7).....................          52,500              *
   William F. Stasior (8).................          52,500              *
   All executive officers, directors and
    the nominee for director, as a group
    (8 persons)...........................       8,917,507            46.9

--------
*  Less than 1%.
(1) The number of shares beneficially owned by each director, nominee for director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 19, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2) Includes 18,750 shares subject to options exercisable within 60 days after July 19, 2001.
(3) Includes 18,750 shares subject to options exercisable within 60 days after July 19, 2001.
(4) Includes 30,000 shares of Common Stock held of record by each of The George
    M. Cathey Retained Annuity Trust #1 and The George M. Cathey Retained Annuity Trust #2 and 7,500 shares subject to options exercisable within 60 days after July 19, 2001.
(5) Includes 9,375 shares subject to options exercisable within 60 days after July 19, 2001 and 1,650 shares held by Mr. Greeves's son.
(6) Includes 13,990 shares subject to options exercisable within 60 days after July 19, 2001, 3,875 shares subject to options exercisable within 60 days after July 19, 2001 held by Mr. Singh's wife, 1,000 shares held by Mr. Singh's daughter and 500 shares held by Mr. Singh's father.
(7) Includes 22,500 shares subject to options exercisable within 60 days after July 19, 2001.
(8) Includes 15,000 shares subject to options exercisable within 60 days after July 19, 2001.

                    PROPOSAL 1--ELECTION OF CLASS I DIRECTOR

   The Company has a classified Board of Directors currently consisting of one Class I director, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   The persons named in the enclosed proxy will vote to elect Bruce R. Evans as the Class I director, unless authority to vote for Mr. Evans is withheld by marking the proxy to that effect. The Class I director will be elected to hold office until the 2004 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

   Mr. Evans has indicated his willingness to serve, if elected, but if he should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Evans will be unable to serve if elected.

   For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including Mr. Evans, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company, except that Marc A. Cohen and Alain J. Cohen are brothers. Information with respect to the number of shares of Common Stock beneficially owned by each director and the nominee for director, directly or indirectly, as of July 19, 2001 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

Nominee for Term Expiring in 2004 (Class I Director)

   Bruce R. Evans is 42 years old and has served as a director since September 1997. Mr. Evans has been with Summit Partners, a venture capital firm, since 1986, serving as a general partner since 1991. Mr. Evans currently serves on the board of directors of Private Business, Inc., a provider of software and services to community banks.

Directors Whose Terms Expire in 2002 (Class II Directors)

   Alain J. Cohen, one of the Company's founders, is 34 years old and served as the Company's Chief Executive Officer from 1986 to 1994. Mr. Cohen has served as the Company's President and Chief Technology Officer and a director since the Company's inception in 1986. Mr. Cohen received a bachelor's degree in electrical engineering from M.I.T.

   Dr. Steven G. Finn is 55 years old and has served as a director since March 1998. Dr. Finn has been a principal research scientist and lecturer at M.I.T. since 1991. Dr. Finn has also served as a consultant with Matrix Partners, a venture capital firm, since 1990.

Directors Whose Terms Expire in 2003 (Class III Directors)

   Marc A. Cohen, one of the Company's founders, is 38 years old and has served as the Company's Chairman of the Board since the Company's inception in 1986 and as the Company's Chief Executive Officer since 1994. From 1986 to 1992, Mr. Cohen was also a consultant with Booz . Allen & Hamilton, an international management and consulting company. Mr. Cohen received a bachelor's degree in engineering science from Harvard and a master's degree in electrical engineering from Stanford.

   William F. Stasior is 60 years old and has served as a director since March 1998. Mr. Stasior served as senior chairman of Booz . Allen & Hamilton from October 1999 to March 2000. From 1991 to October 1999, Mr. Stasior served as chairman of Booz . Allen & Hamilton. Mr. Stasior also served as chief executive officer of Booz . Allen & Hamilton from 1991 to April 1999.

Board and Committee Meetings

   The Board of Directors met seven times (including by teleconference) during fiscal 2001. Each director attended all of the meetings of the Board of Directors and of the committees on which he then served.

   The Board of Directors has a Compensation Committee, currently composed of Mr. Evans and Mr. Stasior, which reviews executive salaries, administers the Company's bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company's executive officers. In addition, the Compensation Committee consults with the Company's management regarding the Company's benefit plans and compensation policies and practices. The Compensation Committee met four times during fiscal 2001.

   The Board of Directors also has an Audit Committee, currently composed of Mr. Evans, Dr. Finn and Mr. Stasior. The Audit Committee acts under a written charter first adopted and approved in July 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee met four times during fiscal 2001. The functions of the Audit Committee include:

  . recommending to the Board of Directors the appointment of the Company's independent auditors;

  .  reviewing the independence of the independent auditors;

  . reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

  . evaluating the adequacy of the Company's internal financial and accounting processes and controls; and

  . reviewing with management and the independent auditors the annual and interim financial statements of the Company.

   Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing the information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company not earlier than the 90th day prior to the Annual Meeting and not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed.

Compensation of Directors

   Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

   The Company's non-employee directors, other than Mr. Evans, receive automatic annual grants of stock options pursuant to the Company's 2000 Director Stock Option Plan. Under the 2000 Director Stock Option Plan, Dr. Finn and Mr. Stasior were each granted options to purchase 15,000 shares of Common Stock on August 7, 2000, the closing date of the Company's initial public offering, at an exercise price of $13.00 per share, which was equal to the initial public offering price of the Common Stock. In addition, stock options will be granted to each non-employee director as follows:

  . each person who first becomes a non-employee director after August 7, 2000, other than pursuant to election at an annual meeting of stockholders, will be granted an option on the date of his or her election to the Board of Directors to purchase a number of shares of Common Stock calculated by multiplying 1,250 by the number of full calendar months remaining from the date of his or her initial election to the Board of Directors until the first anniversary of the prior year's annual meeting of stockholders; and

  . each non-employee director will be granted an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders commencing with the 2001 Annual Meeting of Stockholders, provided that he or she is serving as a director immediately following such annual meeting of stockholders.

   These options will have an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. These options will also be exercisable in full on the first anniversary of the date of grant and will terminate on the earliest to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date on which the recipient ceases to serve as a director.

Compensation of Executive Officers

   The table below sets forth, for the years ended March 31, 1999, 2000 and 2001, the total compensation earned by the Company's Chief Executive Officer and its four other executive officers who were most highly compensated during fiscal 2001 (the "Named Executive Officers"). In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                           Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                Annual Compensation     Awards
                                -------------------- ------------
                                                        Shares
   Name And Principal    Fiscal                       Underlying      All Other
        Position          Year    Salary     Bonus     Options    Compensation  (1)
   ------------------    ------   ------   --------- ------------ ----------------
Marc A. Cohen...........  1999  $  156,000       --        --          $3,000
 Chairman of the Board
  and Chief               2000     120,000 $  70,000       --           3,000
 Executive Officer        2001     186,667   150,000    75,000          3,000

Alain J. Cohen..........  1999     156,000       --        --           3,000
 President and Chief
  Technology Officer      2000     120,000    70,000       --           3,000
                          2001     186,667   150,000    75,000          3,000

George M. Cathey........  1999     142,155    27,296    15,000          3,000
 Senior Vice President
  of Engineering          2000     155,460    26,878    15,000          3,000
                          2001     158,750   100,000    30,000          3,000

Joseph F. Greeves.......  1999      44,551     1,042   128,206            --
 Senior Vice President
  of Finance and          2000     157,875    70,000       --           3,000
 Chief Financial Officer  2001     176,250   100,000    37,500          3,000

Pradeep K. Singh........  1999      95,000    39,521       --           3,000
 Senior Vice President
  of Engineering,         2000     123,333    41,563       --           3,000
 Model Research and
  Development...........  2001     137,692   100,000    30,000          3,000

--------
(1) Represents amounts contributed by the Company under its 401(k) plan.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options during the year ended March 31, 2001 to the Named Executive Officers. All of these options were granted with an exercise price equal to or exceeding the fair market value of the Common Stock on the date of grant.

                                                                            Potential
                                                                           Realizable
                                        Individual Grants                   Value at
                         -----------------------------------------------     Assumed
                                    Percent of                           Annual Rates of
                                      Total                                Stock Price
                         Number of   Options                              Appreciation
                           Shares   Granted to                           for Option Term
                         Underlying Employees                                  (1)
                          Options   in Fiscal  Exercise Price Expiration ---------------
Name                      Granted      Year      Per Share       Date      5%      10%
----                     ---------- ---------- -------------- ---------- ------- -------
Marc A. Cohen........... 33,324 (2)    2.71        $13.20       6/29/10  211,499 597,330
                         41,676 (3)    3.39         12.00       6/29/10  314,518 797,050


Alain J. Cohen.......... 33,324 (2)    2.71         13.20       6/29/10  211,499 597,330
                         41,676 (3)    3.39         12.00       6/29/10  314,518 797,050

George M. Cathey........ 15,233 (4)    1.24         19.50      10/12/10  186,809 473,411
                         14,767 (5)    1.20         19.50      10/12/10  181,094 458,929

Joseph F. Greeves....... 21,570 (6)    1.76         12.00       6/29/10  162,783 412,524
                         15,930 (7)    1.30         12.00       6/29/10  120,220 304,660

Pradeep K. Singh........ 28,917 (8)    2.35         12.00       6/29/10  218,229 553,035
                          1,083 (9)    0.09         12.00       6/29/10    8,173  20,712

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.
(2) The option vests as to 8,331 shares on each of April 30, 2001, 2002, 2003 and 2004.
(3) The option vests as to 10,419 shares on each of April 30, 2001, 2002, 2003 and 2004.
(4) The option vests as to 2,936 shares on October 13, 2001, 4,475 shares on October 13, 2002, and 3,911 shares on each of October 13, 2003 and 2004.
(5) The option vests as to 4,564 shares on October 13, 2001, 3,025 shares on October 13, 2002, and 3,589 shares on each of October 13, 2003 and 2004.
(6) The option vests as to 4,413 shares on each of April 30, 2001, 2002 and 2003 and as to 8,331 shares on April 30, 2004.
(7) The option vests as to 4,962 shares on each of April 30, 2001, 2002 and 2003 and as to 1,044 shares on April 30, 2004.
(8) The option vests as to 6,990 shares on each of April 30, 2001 and 2002, as to 7,437 shares on April 30, 2003 and as to 7,500 shares on April 30, 2004.
(9) The option vests as to 510 shares on each of April 30, 2001 and 2002 and as to 63 shares on April 30, 2003.

Option Exercises and Fiscal Year-End Option Values

   The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended March 31, 2001 and the number and value of unexercised options held by each of the Named Executive Officers on March 31, 2001.

               Option Exercises and Fiscal Year-End Option Values

                                                          Number of
                                                      Shares Underlying       Value of Unexercised
                                                   Unexercised Options at     In-the-Money Options
                           Shares                      Fiscal Year End       at Fiscal Year End (2)
                          Acquired      Value     ------------------------- -------------------------
Name                     On Exercise Realized (1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
Marc A. Cohen...........      --            --         --         75,000          --     $  241,261
Alain J. Cohen..........      --            --         --         75,000          --        241,261
George M. Cathy.........      --            --       7,500        67,500     $107,125       489,625
Joseph F. Greeves.......   25,000      $175,833      7,051       101,604      100,712     1,056,242
Pradeep K. Singh........   22,500       203,940        --        150,000          --      1,959,460

--------
(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.
(2) Value based upon the last sales price per share of the Common Stock on March 30, 2001, as reported on the Nasdaq National Market, less the exercise price.

Agreements with Executives

   Marc Cohen and Alain Cohen each entered into a non-compete agreement with the Company on September 30, 1997. Under the agreements, Marc Cohen and Alain Cohen each agreed not to compete with the Company during the term of his employment and, in the event that his employment with the Company is terminated either at his voluntary election or by the Company for good cause, for a period of 12 months thereafter. In addition, Marc Cohen and Alain Cohen each agreed not to solicit the Company's employees or customers on behalf of any competitor during the same period. Also, Marc Cohen and Alain Cohen each agreed to protect the Company's confidential information during his employment, except as appropriate in the performance of his duties, and after the termination of his employment.

   Mr. Cathey serves as the Company's Senior Vice President of Engineering pursuant to the terms of an employment agreement entered into on December 4, 1995. The agreement expires on December 4, 2001. Pursuant to the terms of the agreement, Mr. Cathey initially received an annual salary of $100,000, subject to periodic increases at the Company's discretion. Mr. Cathey's base salary is $170,000. Under the agreement, Mr. Cathey agreed not to compete with the Company during the term of his employment and for 18 months after termination of his employment. Mr. Cathey also agreed not to solicit the Company's employees or customers during the same period. Mr. Cathey is currently on a leave of absence from the Company.

   The Company entered into change-in-control agreements with Mr. Cathey, Mr. Greeves, the Company's Senior Vice President of Finance and Chief Financial Officer, and Mr. Singh, the Company's Senior Vice President of Engineering, Model Research and Development, in June 2000. Pursuant to the terms of each agreement, if, during the one-year period after a change in control of the Company, the Company terminates the executive's employment without cause or if the executive resigns within 90 days after the Company diminishes his position, authority, or responsibilities, reduces his annual base salary or benefits, or relocates him, the executive will be entitled to:

  . a lump sum payment equal to the sum of his highest annual salary and highest annual bonus received during the five-year period preceding the change in control; and

  .  continued employee benefits coverage for 12 months.

   Each of the change-in-control agreements expire on the first to occur of March 31, 2003, if a change in control has not occurred prior to that date, or the date 12 months after the occurrence of a change in control. In addition, if not previously terminated, each agreement will be automatically extended for additional one year terms unless the Company notifies the executive that the agreement will not be extended.

   The Company has also entered into nondisclosure, non-compete, nonsolicitation and ownership of inventions agreements with Messrs. Greeves and Singh, under which each executive has agreed to protect the Company's confidential information during and after the termination of his employment, and not to compete with the Company during the term of his employment and for 12 months after termination of his employment.

Certain Transactions

   Option Amendment and Loan to Executive Officer

   On January 20, 2000, the Company amended Mr. Cathey's option agreement, which allowed him to purchase 150,000 shares of Common Stock at $0.13 per share but was not then exercisable, in order to make it immediately exercisable. Mr. Cathey then exercised the option in full on that date and borrowed $231,024 from the Company to pay income taxes incurred by him upon purchasing the shares under the option, as evidenced by a promissory note. The note bore interest at an annual rate of 6.0%. Mr. Cathey repaid all principal and accrued interest under the note on May 24, 2001.

   Relationship with MIL 3 Analysis, Inc.

   The Company sells consulting services to a U.S. government customer through MIL 3 Analysis, Inc., a company that was wholly-owned by Marc Cohen prior to April 27, 2001. These sales totaled $36,000 during fiscal 1999, $98,000 during fiscal 2000 and $94,000 during fiscal 2001. On April 27, 2001, the Company purchased MIL 3 Analysis, Inc. from Mr. Cohen for nominal consideration.

   Policy on Future Transactions

   The Company's Board of Directors has adopted the policy that all future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee on Executive Compensation

   This report addresses the compensation policies of the Company applicable to its executive officers during fiscal 2001. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

   Executive Compensation Philosophy

   The Board of Directors and the Compensation Committee believe that the goals with respect to executive compensation are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, cash bonus and stock options.

   The Board of Directors and the Compensation Committee also believe that the compensation of the Chief Executive Officer and the Company's other executive officers should be based to a substantial extent on the Company's performance and adjusted, as appropriate, based on such executive officer's performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Compensation Committee considers: (i) the Company's financial performance during the past year and recent quarters, (ii) the individual's performance during the past year and recent quarters and (iii) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the network management software industry.

   Compensation Components

   Three major components of the Company's executive officer compensation are
(i) base salary, (ii) annual incentive awards in the form of cash bonuses and
(iii) long-term, equity-based incentive awards.

   Base Salary. At the beginning of each year, the Compensation Committee generally meets to set the base salary levels of the Company's executive officers for the coming year. In March 2000, the Compensation Committee increased Marc Cohen's base salary to $200,000, which was an increase of $80,000 over his then current base salary. This salary increase became effective in June 2000. Marc Cohen is the Company's Chief Executive Officer. The Compensation Committee also increased the base salaries of several of the Company's other executive officers. When reviewing base salaries, the Compensation Committee considered individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other software companies in the Company's industry and anticipates reviewing compensation packages at least annually.

   Cash Bonus. The Company's cash bonus program is designed to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. Under the cash bonus program, the executive officers receive annual bonuses within the framework of the bonus plans approved by the Compensation Committee for each executive. The Chief Executive Officer's bonus was based on the Company's achievement of certain objectives for fiscal 2001, including (i) completion of the Company's initial public offering, (ii) the Company's performance relative to other technology companies in revenue growth and improvement in earnings and (iii) the introduction of new products. The Compensation Committee is responsible for establishing the compensation including the salaries and bonuses of each executive officer. In accordance with the cash bonus program, the Company paid $150,000 to Marc Cohen, $150,000 to Alain Cohen, $100,000 to Mr. Cathey, $100,000 to Mr. Greeves and $100,000 to Mr. Singh as bonuses earned by such individuals during fiscal 2001.

   Long-Term Incentive Compensation. The Company's 2000 Stock Incentive Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee strongly believes that a primary goal of the compensation program is to provide key employees who have significant responsibility for the management, growth and future success of the Company with the opportunity to participate in the financial gain from price increases in the Common Stock. Executives are eligible to receive stock options giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to the fair market value at the date of grant. Unless the Board of Directors, the Compensation Committee or the Chief Executive Officer provides otherwise, option grants to all executives, including the Chief Executive Officer, are exercisable as to one-fourth of the underlying shares on each of the first, second, third and fourth anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are considered and approved by the Compensation Committee based upon recommendations made by the Chief Executive Officer at the end of each year based upon (i) the individual executive's performance during that year and (ii) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

   During fiscal 2001, the Compensation Committee granted Marc Cohen options to purchase an aggregate of 75,000 shares of Common Stock. During fiscal 2001, the Company granted options to purchase an aggregate of 172,500 shares of Common Stock to the other executive officers of the Company.

   Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

   By the Compensation Committee of the Board of Directors.

                                          Bruce R. Evans
                                          William F. Stasior

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Messrs. Evans and Stasior. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Audit Committee of the Board of Directors

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended March 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

   By the Audit Committee of the Board of Directors.

                                          Bruce R. Evans
                                          Steven G. Finn
                                          William F. Stasior

Comparative Stock Performance

   The following graph compares the cumulative total stockholder return on the Common Stock of the Company from August 2, 2000 (the first trading date following the Company's initial public offering) to March 31, 2001 with the cumulative total return of (i) the Nasdaq Stock Market and (ii) the JP Morgan H & Q Computer Software Index. This graph assumes the investment of $100.00 on August 2, 2000 in the Company's Common Stock, the Nasdaq Stock Market and the JP Morgan H & Q Computer Software Index, and in each case assumes any dividends are reinvested.


                                    [GRAPH]

                                        Nasdaq Stock         JP Morgan H&Q
             Opnet Technologies, Inc.   Market (U.S.)    Computer Software Index

  8/2/00               100                   100                   100
 9/30/00               197.3                  97.29                125.35
12/31/00                81.42                 65.15                 86.66
 3/31/01                85.14                 48.63                 52.71

    PROPOSAL 2--APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN AND THE CONTINUANCE OF THE 2000 STOCK INCENTIVE PLAN, AS AMENDED
                                  AND RESTATED

   On July 6, 2001, the Board of Directors adopted a resolution, subject to stockholder approval, to approve the amendment and restatement of the 2000 Stock Incentive Plan (the "2000 Plan") to increase the total number of shares of Common Stock authorized for issuance thereunder from 2,792,061 shares to 3,792,061 shares, subject to adjustment as provided therein, and to provide that the maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan may not exceed 300,000 shares per calendar year.

   The Board resolved to amend and restate the 2000 Plan because it believes that the number of shares currently available under the 2000 Plan will not be sufficient to satisfy the Company's incentive compensation needs through fiscal 2002. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining the employees who will be necessary for the Company's growth and success.

   As of March 31, 2001, approximately 2,152,211 shares of Common Stock were available for issuance under the 2000 Plan.

   Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual and the option has an exercise price equal to at least the fair market value of the stock on the date of grant of the option.

   In order for options and restricted stock granted under the 2000 Plan, as amended and restated, to comply with Section 162(m) after the Annual Meeting, the continuance of the 2000 Plan must be approved by the stockholders. If the stockholders do not approve the continuance of the 2000 Plan, the Company will not grant any future options or make any further restricted stock awards under the 2000 Plan.

Summary of the 2000 Plan

   The following is a summary of the material provisions of the 2000 Plan. A copy of the 2000 Plan, as amended and restated, is attached to this proxy statement as Appendix B.

   Shares Available for Awards

   The 2000 Plan, as amended and restated, provides that awards may be made under the 2000 Plan for up to 3,792,061 shares of Common Stock. In addition, the 2000 Plan provides that the number of shares of Common Stock available for issuance under the 2000 Plan will automatically increase on the first trading day of each calendar year by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the preceding calendar year, provided that in no event will any such annual increase exceed 1,500,000 shares.

   Prior to the amendment and restatement, the 2000 Plan provided that awards could be made for up to 2,250,000 shares of Common Stock, with the same automatic increase on the first trading day of each calendar year. This automatic increase provision had the effect of increasing the shares available for awards under the 2000 Plan to 2,792,061 as of January 2, 2001.

   Description of Awards

   The 2000 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("nonstatutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, awards under the 2000 Plan are not assignable or transferable except by will or the laws of descent and distribution.

   Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Common Stock upon exercise of incentive stock options and nonstatutory stock options may be made (i) in cash or by check, payable to the order of the Company, (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (iii) by delivery of shares of Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months, (iv) by payment of such other lawful consideration as the Board may determine or (v) through any combination of the foregoing methods of payment.

   Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

   Other Stock-Based Awards. Under the 2000 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

   Eligibility to Receive Awards

   Officers, employees, directors of, and consultants and advisors to the Company (and any individuals who have accepted an offer for employment) are eligible to be granted awards under the 2000 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan, as amended and restated, may not exceed 300,000 shares per calendar year.

   As of March 31, 2001, the Company had 224 full-time employees, including officers, and three non-employee directors. All full-time employees and non-employee directors were eligible to participate in the 2000 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 2000 Plan through March 31, 2001, the Company granted the following options to the individuals and groups listed below:

                                                           Weighted      Total Shares
                                                           Average     Subject to Option
Name of Individual        Title/Position                Exercise Price      Grants
------------------        --------------                -------------- -----------------
Marc A. Cohen...........  Chairman of the Board and         $12.53           75,000
                          Chief Executive Officer

Alain J. Cohen..........  President and Chief                12.53           75,000
                          Technology Officer

George M. Cathey........  Senior Vice President of           19.50           30,000
                          Engineering

Joseph F. Greeves.......  Senior Vice President of           12.00           37,500
                          Finance and Chief Financial
                          Officer

Pradeep K. Singh........  Senior Vice President of           12.00           30,000
                          Engineering, Model Research
                          and Development

Bruce R. Evans..........  Director and Director                --               --
                          Nominee

All current executive
 officers, as a group...  N/A                                13.23          247,500

All current directors
 who are not executive
 officers, as a group...  N/A                                  --               --

All employees who are
 not executive officers,
 as a group.............  N/A                                14.42          610,850

   On July 19, 2001 the last reported sale price of the Common Stock on the Nasdaq National Market was $12.50 per share.

   Administration

   The 2000 Plan is administered by the Compensation Committee. Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

   The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a nonstatutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

   Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 2000 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

   In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2000 Plan at the time of the grant of such award.

   In the event of an Acquisition Event (as defined in the 2000 Plan) or the execution by the Company of any agreement with respect to an Acquisition Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event. In addition, upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award. The Board will specify the effect of an Acquisition Event on any other stock-based award granted under the 2000 Plan at the time of the grant of such award. In addition, if there is a Change in Control Event (as defined in the 2000 Plan), or if the Acquisition Event also constitutes a Change in Control Event, and if within one year of the Change in Control Event, the participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2000 Plan) by the participant or is terminated without Cause (as defined in the 2000 Plan) by the Company or the acquiring or succeeding corporation, then the assumed or substituted options or other stock-based awards will be immediately exercisable in full or free from restrictions, as the case may be.

   If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

   The 2000 Plan will remain in effect until March 2010 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 2000 Plan or any portion thereof at any time.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

  Incentive Stock Options

   In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

   If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

   As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

   With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  Restricted Stock

   A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the Grant Date, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Common Stock at the time the award is granted over the purchase price paid for the Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Common Stock at the time of such lapse over the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

   Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

   The tax consequences associated with any other stock-based award granted under the 2000 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Common Stock.

  Tax Consequences to the Company

   The grant of an award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 2000 Plan nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as the result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        PROPOSAL 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' appointment of Deloitte & Touche is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its appointment of Deloitte & Touche. Deloitte & Touche served as the Company's independent auditors for the year ended March 31, 2001.

   Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor Fees and Other Matters

  Audit Fees

   Deloitte & Touche billed the Company an aggregate of $117,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2001. Deloitte & Touche also billed the Company an aggregate of $80,000 in fees for professional services rendered in connection with the audit of the NetMaker Division of Make Systems, which the Company acquired in March 2001.

  Financial Information Systems Design and Implementation Fees

   Deloitte & Touche did not render or bill the Company for any professional services to the Company and its affiliates for the fiscal year ended March 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

   Deloitte & Touche billed the Company an aggregate of $332,736 in fees for other services rendered to the Company and its affiliates for the fiscal year ended March 31, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act required the Company's directors, executive officers and holders of more than 10% of the Common Stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that, except as discussed below, during the year ended March 31, 2001 the Reporting Persons complied with all Section 16(a) filing requirements. In December 2000, Mr. Greeves filed an amended Form 3 to report 1,650 shares of Common Stock held by his son; these shares had previously been reported as held by Mr. Greeves. Also in December 2000, Mr. Singh filed an amended Form 3 to report an aggregate of 1,500 shares of Common Stock held by his daughter and father; these shares had previously been reported as held by Mr. Singh.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   To be considered for inclusion in the proxy statement for the 2002 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 7255 Woodmont Avenue, Bethesda, Maryland 20814, no later than the close of business on March 28, 2002.

   If a stockholder of the Company wishes to present a proposal directly at the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2001 Annual Meeting; provided that, in the event that the date of the 2002 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2001 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2002 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2002 Annual Meeting and
(ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          Marc A. Cohen
                                          Chairman of the Board, Chief
                                           Executive Officer
                                          and Secretary
July 26, 2001

   A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST WITHOUT CHARGE. PLEASE CONTACT:

                               Investor Relations
                            OPNET Technologies, Inc.
                              7255 Woodmont Avenue
                            Bethesda, Maryland 20814

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            Audit Committee Charter

                            AUDIT COMMITTEE CHARTER

I. Membership

  A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B. and I.C. below.

  B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

    1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

    2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

    3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

    4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

    5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

    Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

  C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

  D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

   The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

  A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

  B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

  C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

  D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

  E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

  F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

  G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

  H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

  J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

  K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

  L. The Audit Committee shall meet privately at least once per year with:
     (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                   APPENDIX B

                 Amended and Restated 2000 Stock Incentive Plan

                            OPNET TECHNOLOGIES, INC.

                 Amended and Restated 2000 Stock Incentive Plan

1. Purpose

   The purpose of this Amended and Restated 2000 Stock Incentive Plan (the "Plan") of OPNET Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

   All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3. Administration, Delegation

   (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

   (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

   (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 3,792,061 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock").

   (b) The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year, beginning with the 2002 calendar year and continuing through the term of this Plan, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the preceding calendar year; provided, however, that in no event shall any such annual increase exceed 1,500,000 shares.

   (c) If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (d) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(d) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

   (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

   (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

   (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price of all Incentive Stock Options shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Incentive Stock Option is granted.

   (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

   (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

   (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

     (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

     (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

     (4) payment of such other lawful consideration as the Board may determine;
or

     (5) by any combination of the above permitted forms of payment.

6. Restricted Stock

   (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

   (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

   The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

   (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock, other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(d), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

   (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

   (c) Acquisition and Change in Control Events

    (1) Definitions

      (a) An "Acquisition Event" shall mean:

             (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

             (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

      (b) A "Change in Control Event" shall mean:

             (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 30% of either (x) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses
                 (x) and (y) of subsection (iii) of this definition or (D) any acquisition by Marc A. Cohen or Alain J. Cohen (each such party is referred to herein as an "Exempt Person") of any shares of Common Stock;

             (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

             (iii) the consummation of a merger, consolidation,
                   reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

      (c) "Good Reason" shall mean any significant diminution in the Participant's title, authority, or responsibilities from and after such Acquisition Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

      (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

    (2) Effect on Options

      (a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted for, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Acquisition Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (B) the aggregate exercise price of such Options.

      (b) Change in Control Event that is not an Acquisition Event. Following the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

    (3) Effect on Restricted Stock Awards

      (a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

      (b) Change in Control Event. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

    (4) Effect on Other Awards

      (a) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

      (b) Change in Control Event. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

    (5) Limitations. Notwithstanding the foregoing provisions of this
        Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9. General Provisions Applicable to Awards

   (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

   (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

   (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

   (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

   (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

   (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

   (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

   (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

   (a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

   (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

   (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

   (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by
Section 162(m) (including the vote required under Section 162(m)).

   (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors of
                                          the Company on March 13, 2000.

                                          Approved by the stockholders of the
                                          Company on June 30, 2000.

                                          On June 27, 2000, the Board of
                                          Directors approved a three-for-two
                                          split of the Common Stock which
                                          increased the number of shares of
                                          Common Stock available for issuance
                                          under the Plan to 2,250,000 shares.

                                          On July 6, 2001, the Board of
                                          Directors amended and restated the
                                          Plan to increase the number of
                                          shares of Common Stock available for
                                          issuance under the Plan.

                                   DETACH HERE


                                      PROXY

                            OPNET TECHNOLOGIES, INC.


       Proxy for the Annual Meeting of Stockholders to be held Tuesday,
                              September 11, 2001

   This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Marc A. Cohen, Joseph F. Greeves and Dennis R. McCoy, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of OPNET Technologies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 11, 2001, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

---------------                                                  ---------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
---------------                                                  ---------------

[X] Please mark votes as in this example.


   PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following Class I        2. To approve the amendment     FOR      AGAINST      ABSTAIN
   director  for a three (3) year           and restatement of  the      [_]        [_]          [_]
   term.                                    Company's 2000 Stock
   Nominee:  Bruce R. Evans                 Incentive Plan and the
                                            continuance of the 2000
                                            Stock Incentive Plan, as
                                            amended and restated.

  FOR THE    [_]   WITHHELD FROM    [_]  3. To ratify the selection      FOR      AGAINST      ABSTAIN
  NOMINEE           THE NOMINEE             by the Board of Directors    [_]        [_]          [_]
                                            of Deloitte & Touche LLP
                                            as the Company's
                                            independent auditors for
                                            the current fiscal year.

                                         4. To transact such other business as may properly come before the meeting or any adjournment thereof.



                                         MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW         |_|


Signature:                     Date:                  Signature                  Date:
            -----------------        --------------             ---------------        --------------

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.